Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Kinder Morgan G.P., Inc.

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Kinder Morgan G.P., Inc. (the General Partner) and its subsidiaries at December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the General Partner’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas

May 31, 2006

CONSOLIDATED BALANCE SHEET
Kinder Morgan G.P., Inc. and Subsidiaries

December 31, 2005
(In thousands)
ASSETS:
Current Assets:
Accounts Receivable – Related Party	$22,230
Prepayments and Other	3,516
25,746
Investments:
Kinder Morgan Energy Partners, L.P.	1,884,207
Equity-method Goodwill	859,378
2,743,585
Total Assets	$2,769,331

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current Liabilities:
Accounts Payable	$2,648
Accrued Expenses and Other	192,138
194,786
Other Liabilities and Deferred Credits:
Payable to Kinder Morgan, Inc.	326,671
Deferred Income Taxes	467,313
793,984

Minority Interest in Equity of Subsidiary	1,495,514
Commitments and Contingencies (Note 5)

Stockholder’s Equity:
Common Stock, $10 Par Value, Authorized, Issued and Outstanding 1,000,000 Shares	10,000
Additional Paid-in Capital	293,938
Accumulated Earnings (Note 6)	-
Accumulated Other Comprehensive Loss	(18,891)
Total Stockholder’s Equity	285,047
Total Liabilities and Stockholder’s Equity	$2,769,331

The accompanying notes are an integral part of this financial statement.

NOTES TO CONSOLIDATED BALANCE SHEET

1.

Organization

In this report, unless the context requires otherwise, references to “we,” “us” or “our” are intended to mean Kinder Morgan G.P., Inc. (the “General Partner”) and its consolidated subsidiaries. Effective February 14, 1997, Kinder Morgan (Delaware), Inc. acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company, and Enron Liquids Pipeline Company was renamed Kinder Morgan G.P., Inc. On October 7, 1999, Kinder Morgan (Delaware), Inc. was acquired by K N Energy, Inc., a Kansas corporation and an integrated energy services provider, which was renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol “KMI.” Kinder Morgan (Delaware), Inc. remains our sole stockholder.

Apart from our investment in i-units as discussed following, as of December 31, 2005, we owned an interest in Kinder Morgan Energy Partners, L.P., a publicly traded pipeline master limited partnership, referred to in these Notes as “Kinder Morgan Energy Partners,” consisting of (i) a 1% general partner interest; (ii) a 1.0101% general partner interest in each of Kinder Morgan Energy Partners’ five operating limited partnerships and (iii) an approximate 1% limited partner interest, represented by the ownership of 1,724,000 common units of Kinder Morgan Energy Partners.

On February 14, 2001, Kinder Morgan Management, LLC, a limited liability company, was formed as a direct subsidiary of Kinder Morgan G.P., Inc. under the Delaware Limited Liability Company Act. The General Partner owns the only two Kinder Morgan Management voting shares and is its sole managing member. On May 17, 2001, Kinder Morgan Management issued 2,975,000 of its shares representing limited liability company interests to Kinder Morgan, Inc. and on May 18, 2001, it issued 26,775,000 of its shares representing limited liability company interests with limited voting rights to the public in an initial public offering. Kinder Morgan Management used substantially all of the net proceeds from this offering to purchase i-units from Kinder Morgan Energy Partners. The equity interests in Kinder Morgan Management (our consolidated subsidiary – see “Consolidated Subsidiaries” in Note 2) purchased by Kinder Morgan, Inc. and the public created a minority interest on our Consolidated Balance Sheet of $991.9 million at the time of the transaction. The i-units are a separate class of limited partner interests in Kinder Morgan Energy Partners and are issued only to Kinder Morgan Management. The i-units are similar to Kinder Morgan Energy Partners’ common units, except that quarterly distributions are paid in additional i-units rather than in cash. Kinder Morgan Management trades on the New York Stock Exchange under the symbol “KMR.”

Upon purchasing i-units from Kinder Morgan Energy Partners, Kinder Morgan Management became a limited partner in Kinder Morgan Energy Partners and, pursuant to a delegation of control agreement between Kinder Morgan Management and the General Partner, manages and controls Kinder Morgan Energy Partners’ business and affairs, and the business and affairs of Kinder Morgan Energy Partners’ operating limited partnerships and subsidiaries. Under the delegation of control agreement, the General Partner delegated to Kinder Morgan Management, to the fullest extent permitted under Delaware law and Kinder Morgan Energy Partners’ partnership agreement, all of its power and authority to manage and control Kinder Morgan Energy Partners’ business and affairs, except that Kinder Morgan Management cannot take certain specified actions without the approval of the General Partner. In accordance with its limited liability company agreement, Kinder

Morgan Management’s activities will be restricted to being a limited partner in, and managing and controlling the business and affairs of, Kinder Morgan Energy Partners, including its operating partnerships and its subsidiaries.

On March 25, 2004, Kinder Morgan Management closed the issuance and sale of 360,664 of its listed shares in a limited registered offering. The net proceeds of approximately $14.9 million from the offering were used by Kinder Morgan Management to buy additional i-units from Kinder Morgan Energy Partners. On November 10, 2004, Kinder Morgan Management closed the issuance and sale of 1,300,000 of its listed shares in an underwritten public offering, using the net proceeds of approximately $52.6 million from the offering to buy 1,300,000 Kinder Morgan Energy Partners i-units (see “Investment in Partnership” in Note 2). None of the shares from Kinder Morgan Management’s offerings were purchased by Kinder Morgan, Inc. At December 31, 2005, Kinder Morgan, Inc. owned approximately 10.0 million (17.2%) of Kinder Morgan Management’s outstanding shares.

2.

Summary of Significant Accounting Policies

The preparation of the accompanying Consolidated Balance Sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from these estimates. We apply the following significant accounting policies in the preparation of the accompanying Consolidated Balance Sheet.

(A) Consolidated Subsidiaries

Under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 94, Consolidation of All Majority-Owned Subsidiaries, majority-owned subsidiaries – companies in which a parent has a controlling financial interest through direct or indirect ownership of a majority voting interest – are consolidated. Through its ownership of Kinder Morgan Management’s only two voting securities, the General Partner owns a majority voting interest in Kinder Morgan Management and, accordingly, the accounts of Kinder Morgan Management and its subsidiary, Kinder Morgan Services LLC, have been included in the accompanying Consolidated Balance Sheet. In addition, we wholly own KMGP Services Company, Inc. All material intercompany balances have been eliminated.

Kinder Morgan Services LLC provides centralized payroll and employee benefits services to us, Kinder Morgan Energy Partners, and Kinder Morgan Energy Partners’ operating partnerships and subsidiaries (collectively, the “Group”). Employees of KMGP Services Company, Inc. are assigned to work for one or more members of the Group. The direct costs of these employee services are charged, without profit or margin, to the members of the Group. Kinder Morgan Energy Partners and its operating partnerships and subsidiaries reimburse us for their allocated share of these costs. The administrative support necessary to implement these payroll and benefits services is provided by the human resources department of Kinder Morgan, Inc. and the related administrative costs are allocated to members of the Group in accordance with expense allocation procedures. Employee benefit plans that provide retirement benefits and health care coverage to these employees are provided and administered by Kinder Morgan, Inc. Under several plans, Kinder Morgan, Inc. has granted options to acquire its common stock, which vest over periods up to 5 years, to its and our employees. At December 31, 2005, approximately 3.4 million of such options were outstanding (of which approximately 2.3 million were exercisable) at exercise prices ranging from $20.79 to $61.40 per share, with a weighted average exercise price of $45.21 per share.

(B) Investment in Partnership

Our investment in Kinder Morgan Energy Partners is accounted for under the equity method. At December 31, 2005, our investment in Kinder Morgan Energy Partners included equity-method goodwill of approximately $859.4 million.

We adjust the amount of any recorded “equity method goodwill” when an equity method investee or a consolidated subsidiary issues additional equity (or reacquires equity shares) in any manner that alters our ownership percentage. Differences between the per unit sales proceeds from these equity issuances (or reacquisitions) and our underlying book basis, as well as the pro rata portion of the equity method goodwill (including associated deferred taxes), are recorded directly to paid-in capital rather than being recognized as gains or losses.

On November 8, 2005, Kinder Morgan Energy Partners issued 2.6 million common units in a public offering at a price of $51.75 per common unit, receiving total net proceeds (after underwriting discount) of $130.1 million. This issuance of common units changed our ownership percentage of Kinder Morgan Energy Partners and had the associated effects of increasing minority interest by $2.6 million and reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by $4.4 million, (ii) our deferred income tax liability by $1.7 million and (iii) our paid-in capital by $5.3 million.

In August and September 2005, Kinder Morgan Energy Partners issued an aggregate of 5.75 million common units in a public offering at a price of $51.25 per common unit, receiving total net proceeds (after underwriting discount) of $283.6 million. Also in August 2005, Kinder Morgan Energy Partners issued 64,412 common units as partial consideration for the acquisition of General Stevedores, L.P. These issuances, collectively, changed our percentage ownership of Kinder Morgan Energy Partners and had the associated effects of increasing minority interest by $7.7 million and reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by $7.6 million, (ii) our deferred income tax liability by $3.0 million and (iii) our paid-in capital by $12.3 million.

In April 2005, Kinder Morgan Energy Partners issued 957,656 common units as partial consideration for the acquisition of seven bulk terminal operations. This transaction changed our percentage ownership of Kinder Morgan Energy Partners and had the associated effects of increasing minority interest by $1.4 million and reducing (i) our investment in Kinder Morgan Energy Partners, including equity method goodwill, by $1.2 million, (ii) our deferred income tax liability by $0.5 million and (iii) our paid-in capital by $2.1 million.

(C) Income Taxes

Kinder Morgan, Inc. files a consolidated federal income tax return in which we are included. Income taxes that are currently payable by us are included in the accompanying Consolidated Balance Sheet in the “Payable to Kinder Morgan, Inc.” caption. We account for income taxes under the liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of our assets and liabilities. The principal source of our deferred income taxes is the difference between the financial reporting and tax bases of our investment in Kinder Morgan Energy Partners.

(D) Other Comprehensive Loss

The accumulated other comprehensive loss balance of $18.9 million, net of income tax benefit of $11.3 million, at December 31, 2005, represents our pro-rata share of the accumulated other comprehensive loss of Kinder Morgan Energy Partners.

3.

Related Party Transactions

Pursuant to the delegation of control agreement between Kinder Morgan Management and the General Partner, Kinder Morgan Management manages and controls Kinder Morgan Energy Partners’ business and affairs, and the business and affairs of Kinder Morgan Energy Partners’ operating limited partnerships and subsidiaries. Kinder Morgan Energy Partners’ general and administrative expenses are incurred by Kinder Morgan Management. The “Accounts Receivable – Related Party” balance of $22.2 million at December 31, 2005, primarily represents general and administrative expenses incurred by Kinder Morgan Management that have not yet been reimbursed by Kinder Morgan Energy Partners. The “Payable to Kinder Morgan, Inc.” balance of $326.7 million at December 31, 2005, primarily represents liabilities owed to Kinder Morgan, Inc. that arise as a result of income tax payments made by Kinder Morgan, Inc. on our behalf (see “Income Taxes” in Note 2).

4.

Investment in Partnership

Summarized financial information of Kinder Morgan Energy Partners is presented below:

	Summarized Balance Sheet Information As of December 31,
	2005	2004
	(In thousands)
Current Assets	$1,215,224	$853,171
Noncurrent Assets	$10,708,238	$9,699,771

Current Liabilities	$1,808,885	$1,180,855
Noncurrent Liabilities	$6,458,506	$5,429,921
Minority Interest	$42,331	$45,646

5.  Litigation, Commitments and Other Contingencies

(A) Litigation

The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners’ assets. Kinder Morgan Energy Partners made certain acquisitions during 2005. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, we believe, based on our experience to date, that the ultimate resolution of such items will not have a material adverse impact on our financial position. It is expected that Kinder Morgan Energy Partners will reimburse us for any liability or expenses incurred in connection with these legal proceedings.

(B) Federal Energy Regulatory Commission

Kinder Morgan Energy Partners and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission (“FERC”). These actions are currently pending. The Plaintiffs seek to recover alleged transportation overpayments and interest. We are not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion. It is possible that current or future proceedings could be resolved in a manner adverse to Kinder Morgan Energy Partners’ business, financial position, results of operations or cash flows, which could affect future cash and i-unit distributions to us.

(C) Environmental

Kinder Morgan Energy Partners is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund” law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of Kinder Morgan Energy Partners are also subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe Kinder Morgan Energy Partners’ operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by Kinder Morgan Energy Partners. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of Kinder Morgan Energy Partners, could result in substantial costs and liabilities to Kinder Morgan Energy Partners, which could affect its business, financial position, results of operations or cash flows or its ability to pay cash and i-unit distributions to us.

(D) Other

Kinder Morgan Energy Partners, in the ordinary course of business, is a defendant in various lawsuits relating to Kinder Morgan Energy Partners’ assets. Although no assurance can be given, we believe, based on our experience to date, the ultimate resolution of such items will not have a material adverse impact on Kinder Morgan Energy Partners’ business, financial position, results of operations or cash flows or its ability to pay cash and i-unit distributions to us.

For additional information regarding Kinder Morgan Energy Partners’ pending litigation and other contingencies, please refer to Note 16 of Notes to Consolidated Financial Statements in Kinder Morgan Energy Partners’ Annual Report on Form 10-K for the year ended December 31, 2005.

6.  Distributions

During the year ended December 31, 2005, we distributed $475.7 million to our sole stockholder, Kinder Morgan (Delaware), Inc. Included in this amount was $171.8 million designated as a return of capital and deducted from additional paid-in capital on the accompanying Consolidated Balance Sheet dated December 31, 2005. The remaining $303.9 million was funded from accumulated earnings.

7.  Recent Accounting Pronouncement

In June 2005, the Emerging Issues Task Force reached a consensus on Issue No. 04-5, or EITF 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. EITF 04-5 generally provides that a sole general partner is presumed to control a limited partnership and provides guidance for purposes of assessing whether certain limited partners rights might preclude a general partner from controlling a limited partnership.

For general partners of all new limited partnerships formed, and for existing limited partnerships for which the partnership agreements are modified, the guidance in EITF 04-5 is effective after June 29, 2005. For general partners in all other limited partnerships, the guidance is effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005 (January 1, 2006, for us). This issue will cause us to include the accounts and balances of Kinder Morgan Energy Partners and its majority-owned and controlled subsidiaries and its operating partnerships in our consolidated financial statements beginning January 1, 2006.

We intend to prospectively apply EITF 04-5 using Transition Method A. The adoption of this new pronouncement will have no impact on our consolidated stockholder’s equity. We estimate that the adoption of this pronouncement will impact our consolidated assets and liabilities at December 31, 2005 as follows:

Pro Forma (unaudited)
Increase (Decrease)
(In millions)
Current Assets	$1,215
Investments:
Kinder Morgan Energy Partners	(1,884)
Other	1,329
Other Non-current Assets	9,379
$10,039

Current Liabilities	$1,809
Long-term Debt	5,319
Other Long-term Liabilities	1,139
Minority Interest in Equity of Subsidiaries	1,772
Stockholder’s Equity	-
$10,039